Press Release

iCAD Reports 2005 Operating Results

Fourth Quarter Sales Increase 82% From Third Quarter Levels

NASHUA, New Hampshire (March 14, 2006) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early identification of cancer, today announced preliminary, unaudited financial results for the fourth quarter and year ended December 31, 2005. Final year end results will be contained in the Company’s Annual Report on Form 10-K. The Company expects to request a fifteen-day extension of the filing date for its Form 10-K.

The Company reported revenue for the 2005 fourth quarter of $6.2 million, compared with $3.4 million in the third quarter of 2005 and $6.3 million for the quarter ended December 31, 2004. Additionally, iCAD reported a backlog of $788,000 as of December 31, 2005. Total product orders taken in the fourth quarter were in excess of any previous quarter in the Company’s history. Over 150 iCAD systems were shipped in the final quarter of 2005, including 5 TotalLook systems for the comparative reading of film-based breast studies on digital mammography viewing stations.

iCAD gross profit margin for the quarter ended December 31, 2005 approximated 76% of sales, compared with 77% of sales in the fourth quarter of 2004. The Company reported a net loss of ($1,739,573), or ($0.05) per share, in the fourth quarter of 2005, compared with net income of $658,631, or $0.02 per share, in the prior-year quarter. Legal expenses of approximately $1,200,000 were incurred in the fourth quarter of 2005, including approximately $750,000 principally associated with the Company’s current patent arbitration proceedings and $450,000 associated with settlement and merger discussions with its principal competitor that were discontinued by iCAD in February in 2006. The Company also incurred increased sales and marketing expenses in the fourth quarter of 2005 that were associated with a doubling in the size of its direct sales force, along with the implementation of expanded direct mail, advertising and trade show programs.

For the year ended December 31, 2005, revenue declined to $19.8 million, compared with $23.3 million in the previous year. Gross profit margin improved to 76% of sales, versus 72% of sales in year ended December 31, 2004. The Company reported a 2005 net loss of ($4,744,137), or ($0.13) per share, compared with a net loss of ($828,263), or ($0.03) per share, in the year ended December 31, 2004. Legal expenses of approximately $2,300,000 in 2005 were primarily associated with the Company’s ongoing patent arbitration proceedings, and the previously referenced merger discussions.

iCAD ended the year with cash and cash equivalents of $4.6 million, and working capital of $3.3 million. The Company also maintains a line of credit with its Chairman in the amount of $5 million, of which $4,741,000 is currently available.

In April 2005, iCAD’s principal competitor claimed infringement by the Company of certain patents and initiated a process that led to counterclaims by the Company and arbitration of the conflicting issues. In addition to creating a substantial legal expense for the Company, these proceedings have consumed significant management time and other resources through the first quarter of 2006. The Company has stated that it does not believe it infringes on any valid and enforceable patent of its competitor, and that its competitor does infringe on valid and enforceable iCAD patents. A decision by the arbitrators in this matter is expected by late March or early April 2006.

During 2005 and early 2006, the Company’s achievements in product development and engineering, marketing, sales and channel management, included the following:

In Product Development and Engineering, the pace of product releases was the highest in the Company’s history. Principal product releases included:

•
SecondLook 300, a fully functional CAD system that is affordable to smaller, price-sensitive mammography clinics, and the industry’s first compact, integrated, counter-top networkable CAD solution. Continuing enhancements to the Second Look 300, as the year progressed, included improved optics; enhanced film handling and multiple workflow options, including case-separators for high throughput customers, and ultra-simple “load and go” workflow for smaller mammography centers.

•	An improved SecondLook Digital CAD solution for GE Healthcare digital mammography users, with increased sensitivity, reduced marker rates and improved marking logic.
•	New SecondLook Digital CAD solutions for Hologic, Siemens Medical Solutions and (for sales outside the United States) IMS Giotto, an Italian manufacturer of digital mammography systems.
•	PowerLook™ Viewer option, which offers digital mammography workstation viewer benefits to film-based mammography practices.
•	An improved PureLook™ digitizer technology that heightens image quality and consistency and enables the Company’s new comparative reading products.
•	Total Look™ integrated hardware and software solution for the digitization and integration of film-based studies for comparative reading on digital mammography workstations;
•	The Company has also begun development that extends digital CAD and comparative reading applications to support the emerging Computed Radiography (CR) market.

In anticipation of what it believes will be significant emerging market opportunity relating to growing interest in screen for colon cancer, and expanding on its core pattern recognition competencies, the Company is also currently engaged in development of software and products for support of colonic polyp detection through radiographic examination (“CT colonography” or “virtual colonoscopy”). Initial products are designed to assist in identification and description of colonic polyps in conventional colonography, while future products in this area seek to reduce the uncomfortable and unpleasant patient preparation now required for radiographic colon examination and studies - sometimes termed “electronic cleansing” or “electronic prep”. The Company is scheduling discussion with the FDA to review its plans and strategy for seeking approval for its initial colonic polyp detection products, and a schedule for FDA submissions will be determined a that time. The Company anticipates that clinical and field testing of its system for detection of colonic polyps will begin in 2006.

Based on continuing market opportunity and competitive analyses, the Company has substantially reduced emphasis on a previously announced program to support detection of lung nodules in CT images. In general, the Company is not convinced that the market for such products is maturing quickly enough to justify the additional resources required to commercialize and support such products, and may not continue the FDA process it began with respect to a lung nodule marking tool. The Company believes its resources are better employed in development and commercialization of colonic polyp detection solutions at this time.

In Marketing, iCAD made significant organizational and personnel changes at the beginning of the fourth quarter. Meaningful achievements, many resulting from such changes, include:

•	The development and launch of new “Bridge to Digital” and “ClickCAD” marketing programs.
•	Increased lead generation through multiple direct mail and outbound telemarketing programs.
•	Improved and increasingly competitive product marketing tools and collaterals.

•	Increased support of clinical and research studies highlighting the advantages of iCAD products and solutions.
•	Increased and more directed trade show participation.

Clinical studies in support of iCAD products released during 2005 include findings that the Company’s products demonstrate superior cancer detection in digital mammography; that iCAD’s cancer detection performance is equivalent in dense breasts; that iCAD demonstrates superior detection of subtle lesions and chest wall lesions; and that tele-medicine is effective and permissible for digital mammography and CAD (the remote reading of digital mammograms with a view towards pending iCAD products that enable and facilitate such a workflow for resource-constrained film-based mammography practices).

The Company’s film-based mammography products are distributed through resellers and a direct sales force. Digital mammography products are distributed through OEM channels, including GE Healthcare, Hologic and Siemens. In 2005, the Company’s achievements in Sales and Sales Management included:

•	A doubling in the size of iCAD’s domestic sales force, from 8 to 16 sales professionals.
•	Fourth quarter Implementation of Salesforce.com as an effective, web-based solution for lead generation, opportunity and sales management.
•	The addition of Hologic, Inc. and Siemens Medical Solutions as active and contributing OEM sales channels for SecondLook Digital CAD products.
•	An expansion in iCAD products marketed and sold by Siemens Medical Solutions to include the TotalLook solution for comparative reading.
•	The addition of IMS Giotto as a new international OEM sales channel, with initial sales occurring in the fourth quarter of 2005.
•	New national buying group and group purchasing organization (GPO) affiliations and sales.
•	The receipt of a contract for the purchase of at least 100 film-based CAD systems from the Chinese Anti-Cancer Association.
•	Increased support and training of reseller sales personnel.

“In general,” stated W. Scott Parr, iCAD’s President and CEO, “Market acceptance of CAD for early detection of breast cancer has continued to grow during 2005, Reflecting this trend, Signa Insurance has termed CAD “a standard of care for large radiology practices’, and Aetna, in April of 2005, termed CAD ‘a necessary adjunct to screening mammography.’”

iCAD’s management will host a conference call today at 11:00am ET. Shareholders and other interested parties may participate by dialing +1 800 688 0836 (domestic) or +1 617 614 4072 (international) and entering passcode 40236087, a few minutes before the start of the conference call. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com or www.icadmed.com. A replay of the conference call will be accessible two hours after its completion through March 21, 2006 by dialing +1 888 286 8010 (domestic) or +1 617 801 6888 (international) and entering passcode 84723134. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.
iCAD, Inc. is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to identify cancer and other life-threatening conditions earlier by making medical services more effective, more accessible and more affordable for patients worldwide. Recipient of Frost & Sullivan’s Growth Strategy Leadership award, iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high, mid and low volume mammography markets. As the most frequently selected CAD solution for film-based and digital breast screening, iCAD is entrusted with the task of early cancer detection by almost one thousand women’s healthcare centers worldwide. For more information, call +1 877 iCADnow or visit www.icadmed.com.

The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol “ICAD”.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

iCAD is a registered trademarks of iCAD, Inc.

For iCAD investor relations, contact Kevin McGrath of Cameron Associates at +1 212 245 4577 or via email at kevin@cameronassoc.com.

ICAD, INC.

Consolidated Statements of Operations

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
	Unaudited	Unaudited	Unaudited

Sales	$6,170,707	$6,267,947	$19,803,222	$23,308,462
Cost of sales	1,461,080	1,424,815	4,676,059	6,533,296
Gross margin	4,709,627	4,843,132	15,127,163	16,775,166
Operating expenses:
Engineering and product development	1,377,150	963,809	4,785,092	4,832,842
General and administrative	2,334,879	1,329,865	6,851,349	5,126,110
Marketing and sales	2,787,422	1,780,899	8,125,898	7,083,433
Total operating expenses	6,499,451	4,074,573	19,762,339	17,042,385

Income (loss) from operations	(1,789,824)	768,559	(4,635,176)	(267,219)

Interest expense - net	(50,251)	109,928	3,961	561,044

Net loss before provision for income taxes	(1,739,573)	$658,631	(4,639,137)	(828,263)

Provision for income taxes	-	-	105,000	-

Net income (loss)	$(1,739,573)	$658,631	$(4,744,137)	$(828,263)

Preferred dividend	29,418	32,142	121,730	133,000

Net income (loss) available to common shareholders	$(1,768,991)	$626,489	$(4,865,867)	$(961,263)

Net income (loss) per share
Basic and diluted	$(0.05)	$0.02	$(0.13)	$(0.03)

Weighted average number of shares used
in computing income (loss) per share
Basic and diluted	36,767,326	34,587,495	36,627,696	34,057,775

ICAD, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2005	2004
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$4,604,863	$8,008,163
Trade accounts receivable, net of allowance for doubtful
accounts of $450,000 in 2005 and 2004	3,958,392	5,006,333
Inventory	2,677,861	1,013,806
Prepaid and other current assets	176,133	261,286
Total current assets	11,417,249	14,289,588

Property and equipment:
Equipment	2,837,950	2,078,306
Leasehold improvements	120,012	37,904
Furniture and fixtures	149,803	135,544
	3,107,765	2,251,754
Less accumulated depreciation and amortization	1,496,772	944,121
Net property and equipment	1,610,993	1,307,633

Other assets:
Patents, net of accumulated amortization	224,519	302,644
Technology intangibles, net of accumulated amortization	4,348,008	4,964,090
Tradename, distribution agreements and other,
net of accumulated amortization	398,733	756,867
Goodwill	43,515,285	43,515,285
Total other assets	48,486,545	49,538,886

Total assets	$61,514,787	$65,136,107

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,256,574	$2,006,500
Accrued interest	48,167	671,154
Accrued salaries and other expenses	1,868,736	1,373,191
Deferred revenue	465,879	439,717
Current maturities of notes payable	1,500,000	1,500,000
Total current liabilities	8,139,356	5,990,562

Loans payable to related party	258,906	300,000
Notes payable, less current maturities	375,000	1,875,000
Total liabilities	8,773,262	8,165,562

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock, $ .01 par value: authorized
1,000,000 shares; issued and outstanding
6,374 in 2005 and 7,435 in 2004, with an aggregate liquidation value of $1,127,000 and $1,257,500 plus 7% annual
dividend, in 2005 and 2004, respectively.	64	74
Common stock, $ .01 par value: authorized
50,000,000 shares; issued 36,931,262 in 2005
and 36,410,170 shares in 2004; outstanding
36,863,386 in 2005 and 36,342,294 shares in 2004	369,312	364,101
Additional paid-in capital	130,781,430	130,271,515
Accumulated deficit	(77,459,017)	(72,714,881)
Treasury stock at cost (67,876 shares)	(950,264)	(950,264)
Total Stockholders' equity	52,741,525	56,970,545

Total liabilities and stockholders' equity	$61,514,787	$65,136,107

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